Exhibit 99.2

MET-PRO CORPORATION

160 Cassell Road

Harleysville, Pennsylvania 19438

This Proxy is Solicited on Behalf of the Board of Directors

The undersigned hereby appoints George H. Glatfelter II and Judith A. Spires as Proxies, each with the power to appoint his/her substitute, and hereby authorizes them to represent and vote, as designated on the reverse side, all the common shares of Met-Pro Corporation held of record by the undersigned on                     , 2013 at the Special Meeting of Shareholders to be held on                     , 2013 or any adjournment thereof.

(Continued and to be signed on the reverse side)

SPECIAL MEETING OF SHAREHOLDERS OF

MET-PRO CORPORATION

                    , 2013

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting and proxy statement

are available at http://www.met-pro.com/html/invrel.htm

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK

YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

The Board of Directors recommends you vote FOR Proposal 1.	For	Against	Abstain

1. To adopt the Agreement and Plan of Merger, dated April 21, 2013 (as it may be amended from time to time, the “Merger Agreement”), among CECO Environmental Corp., Mustang Acquisition Inc., a wholly-owned subsidiary of CECO, Mustang Acquisition II Inc., a separate wholly-owned subsidiary of CECO, and Met-Pro Corporation, and to approve the transactions contemplated by the Merger Agreement, including the “First Merger” whereby Mustang Acquisition Inc. will merge with and into Met-Pro.

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The Board of Directors recommends you vote FOR Proposal 2.	☐	☐	☐

2. Non-binding advisory vote to approve the merger-related compensation that may become payable to Met-Pro’s named executive officers in connection with the Mergers.

The Board of Directors recommends you vote FOR Proposal 3.	☐	☐	☐

3. To approve the adjournment or postponement of the Met-Pro special meeting, if necessary or appropriate, to, among other reasons, solicit additional proxies.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.

☐

Signature of Shareholder	Date:	Signature of Shareholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.